Exhibit 99.4

ZEN - Q3 2019 Zendesk, Inc. Earnings Call

Company Participants

•	Marc Cabi, Vice President, Strategy and Head of Investor Relations

•	Mikkel Svane, CEO, Founder and Chair

•	Elena Gomez, Chief Financial Officer

Other Participants

•	Philip Winslow, Analyst, Wells Fargo Securities LLC

•	Kirk Materne, Analyst, Evercore ISI

•	Samad Samana, Analyst, Jefferies LLC

•	Alex Zukin, Analyst, RBC Capital Markets LLC

•	Arjun Bhatia, Analyst, William Blair & Co. LLC

•	Chris Merwin, Analyst, Goldman Sachs & Co. LLC

•	Stan Zlotsky, Analyst, Morgan Stanley & Co. LLC

•	Pat Walravens, Analyst, JMP Securities LLC

•	Derrick Wood, Analyst, Cowen and Company

•	Jeffrey Parker Lane, Analyst, Stifel, Nicolaus & Co., Inc.

•	Koji Ikeda, Analyst, Oppenheimer & Co., Inc.

•	Brad Sills, Analyst, Bank of America Merrill Lynch

•	Steve Koenig, Analyst, Wedbush Securities, Inc.

•	Jeff Van Rhee, Analyst, Craig-Hallum Capital Group LLC

•	Jennifer Lowe, Analyst, UBS Securities LLC

Presentation

Operator
Ladies and gentlemen, thank you for standing by and welcome to the Zendesk Q3 2019 Earnings Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there will be a question-and-answer session. To ask a question during the session you need to press star-1 on your telephone. I must advise you that the conference is being recorded today. If you require any further assistance, please press star-0.

I would now like to hand the conference over to your speaker for today, Mr. Marc Cabi. Please go ahead.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Thank you, Kavita. This is Marc Cabi. Welcome to our third-quarter 2019 earnings call. We're pleased to report our quarterly results. Joining me on the call today are Mikkel Svane, Founder, CEO and Chair of the Board; and Elena Gomez, our Chief Financial Officer.

During the course of today's call, we may make forward-looking statements such as statements regarding our future financial performance, product development, growth prospects, ability to attract and retain customers and ability to compete effectively. The assumptions, risks and factors that could affect our actual results are contained in our earnings press release and in the Risk Factors section of our prior and subsequent filings with the Securities and Exchange Commission, including our quarterly report on 10-Q for the quarter ended June 30, 2019 and our upcoming quarterly report on 10-Q for the quarter ended September 30, 2019. We undertake no obligation to update these statements after today's presentation, or to conform these statements to actual results or to changes in our expectations, except as required by law. Please refer to today's earnings release for more information regarding forward-looking statements.

During this call, we will present both GAAP and non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from our GAAP financial information. You can find additional disclosures regarding these non-GAAP financial measures, including reconciliations with the comparable GAAP financial measures, in today's earnings press release and shareholder letter and for certain non-GAAP financial measures for prior periods in the earnings press releases for such prior periods, all of which are available on our investor website.

With that introduction, I'd like to turn the call over to Mikkel.

Mikkel Svane, CEO, Founder and Chair
Excellent. Thank you so much, Marc, and good afternoon everyone. While we are, of course, excited to share our strong results for the quarter, I want to first acknowledge the terrible wildfires just north of our San Francisco headquarters and in Southern California that are affecting so many of our colleagues, our friends, our families, partners and even our customers. The wildfires, the consequences are casting a sobering shade on life in California these days and our thoughts are with everyone impacted.

Now going back to Q3, Zendesk, we crossed two important milestones in the quarter that demonstrate our strong momentum: we exceeded $800 million in annual revenue, in annual revenue run rate and we surpassed 150,000 paid customer accounts. Demand for our products continues to be strong as companies of all sizes seek to improve the customer experiences. We delivered another quarter of high-growth, revenue increased 36% year-over-year in Q3 to $210.5 million and growth was broad-based. While we continue to see regional unevenness in parts of the world with macroeconomic challenges too, we feel we are on a good path to improve our execution and manage those challenges moving forward. A strong Q3 result gives us confidence that we will reach our billion-dollar revenue goal in 2020 and be a multibillion-dollar revenue company over the long-term. I'm particularly excited about the opportunities ahead of us as we prepare for 2020 and our annual user conference, Zendesk Relate, that we are having in Miami in March of next year. It's where we kind of set the stage for the year, unveil our new product announcements and road map to our customers and to our community and I hope that all of you guys can be there too. So before I turn the call over to Elena, I want to acknowledge the great team that we have here in Zendesk. We now have 3,500 employees and they are all working very hard executing as we near the end of the year and get ready for 2020. So, thank you all, thank all of them for making these great results possible. And I think with that, Elena, I want to turn it over to you for the financial results.

Elena Gomez, Chief Financial Officer
Great, thank you, Mikkel. Now let's dive into the highlights for the quarter. We delivered strong revenue growth of 36% in the third quarter, our annual revenue run rate exceeding $800 million, and we are well on our way to achieving a billion of revenue for 2020.

As Mikkel said, our paid customer accounts surpassed 150,000 customers, our net expansion rate was 116% and our enterprise business increased two percentage points year-over-year as a percentage of our ARR. The Zendesk Suite, our omnichannel bundle, now has more than 5,000 customers. Our proserve business continues to perform well, delivering north of 40% growth year-on-year as we did more large strategic implementations with our mid-market and enterprise customers. Additionally, our partner business expanded to include more than 1,200 partners, which is more than 60% one year ago. Our RPO continued to have strong growth as we sign, larger, longer-term contracts with RPO up 55% year-on-year, current RPO up 39%, and long-term RPO up over 100% year-over-year. Demand fundamentals continue to be robust across all regions. We delivered very strong growth in the US and LATAM, which grew 41% and 45%, respectively, year-over-year. Despite uneven performance in some countries, EMEA and APAC also delivered good revenue growth in the quarter of 29% and 20%, 27%, respectively.

Last we delivered non-GAAP gross margin expansion of 270 basis points and non-GAAP operating margin expansion of 260 basis points. We're committed to driving high revenue growth and operating margin expansion. Our revenue guidance for the full year 2019 is raised to $813 to $815 million, which represents 36% year-over-year growth at the midpoint. Our non-GAAP operating income guidance for the full year is raised to $8 to $10 million. Thank you, and operator, we'd now like to open up the call for questions.

Questions and Answers

Operator
At this time, if you’d like to ask a question, please press star-1 on your telephone keypad, and again that’s star-1 to ask a question. And our first question comes from Phil Winslow with Wells Fargo.

Phil Winslow, Analyst, Wells Fargo Securities LLC
Hey, guys, thanks guys for taking my question. I just wanted to double-click on one of the comments you made in the, in the shareholder letter about just APAC and Europe, obviously you made some commentary, you know, on the last quarter's call about some of the, of the trends you were seeing there. Wonder if you could provide us an update on sort of what you saw in Q3, kind of relative to Q2 and how you're thinking about, you know, Q4?

Elena Gomez, Chief Financial Officer
Sure. I think, you know, I think one thing that's really important is as a whole the regions are performing well but we are seeing some pockets in some countries that are not doing well, but I think one thing that's really important is to make sure that we focus on our own execution. And so that's something that we can control, right. We can't control for the macro climate so we're not going to try to do that, but we are going to focus on making sure we have the right leadership in place, that we're hiring on time, that we're religious about making sure we're hiring quickly and ahead if we can, and more importantly to make sure that we have leaders in all of our regions. Given the size that we're becoming and given that, as a reminder, international regions represent almost 50% of our business.

Operator
And our next question comes from Kirk Materne with Evercore ISI.

Kirk Materne, Analyst, Evercore ISI
Yeah, thanks very much. Elena, I was wondering if you could just talk a little bit about sort of the RPO numbers. Obviously really strong results for you all and I think sort of helps demonstrate some of your traction in the enterprise market. And could you just maybe also touch upon, you know, how we should think about those numbers relative to sort of the calculated billings numbers that people put up and how maybe, you know, you all would think about that because obviously our RPO numbers were really strong whereas calculated billings were perhaps a little bit softer than some would have expected? So could you maybe just I guess just touch on that subject, it might be helpful? Thanks.

Elena Gomez, Chief Financial Officer
Yeah, no definitely, it's a good question. Fair question. So at the highest level we definitely look at RPO as a proxy for the growth of our enterprise business and one thing that you guys should remember is we still have a considerable amount of our business in monthly terms but don't lose sight of that. The other thing is we did have certain billings, the timing of those billings closed in Q4 and so we're paying very close attention to make sure that we don't lose sight of those billings that we thought would come in in Q3 that actually closed now in Q4. And then of course we've been dealing with tough compares all year and Q3 was no different.

Kirk Materne, Analyst, Evercore ISI
Okay. And then if I could just ask one, actually one follow-up on the financial side, just margins obviously a nice pop on a year-over-year basis. Did, I guess was that in sort of in line with what you're thinking or was any of your spending plans pushed out? I was just kind of curious, if there is anything surprising to you on the op margin line? Thanks.

Elena Gomez, Chief Financial Officer

Yeah, no surprise, I mean I think for us one of the things that we've been really religious and focused on is scaling our infrastructure operations we committed to. As you know, when we migrated off of data centers into 100% cloud environment, we are continuously looking at that to make sure that we're doing everything we can to just focus on our cost structure there and scale as we grow and kudos to the engineering team who is really focused on this at a new level. I would say, in terms of looking at budgets across the entire engineering organization, changing the DNA of how we think there, and that's really starting to pay off.

Kirk Materne, Analyst, Evercore ISI
Thank you.

Operator
And our next question comes from Samad Samana with Jefferies.

Samad Samana, Analyst, Jefferies LLC
Hi, good afternoon and thanks for taking my questions. Maybe, first one on the US, it looks like growth accelerated to 41% from the prior quarter, so a nice little uptick. Maybe if you could help us understand what in particular drove your uptick in that region, and maybe what is standing out in terms of strength? And then I have a follow-up question.

Elena Gomez, Chief Financial Officer
You know, the Americas region has consistently performed. We're seeing good demand for our products, like I said, the Suite has been doing incredibly well. So there's, there’s nothing unique, we've stuck to our playbook. We did hire NAMs a year, over a year ago it feels like, and those are continuing to do well. So we're seeing strength in that market and, and we're not seeing what we're seeing in some of the other markets where you have a few countries having an uneven performance.

Samad Samana, Analyst, Jefferies LLC
Great. And then maybe just for the, to, to follow up to Kirk's question around some of the deals that, that you said might have closed in 4Q versus 3Q. Were there any similar characteristics, i.e., were they on the larger end of the spectrum? Maybe you could give us more clarity on kind of what countries, specifically, you were seeing those deals slip in? And, and I guess have all of the deals that, that moved from 3Q into 4Q closed at this point or is there still some concern around whether those will close or not?

Marc Cabi, Vice President, Strategy and Head of Investor Relations
I don't think we can give you all the details, you just asked for a lot, but we did see some deals in Q3 that closed in very early Q4. So there, as we noted, some timing issues there, but, you know, for us, they were of larger size in nature and some of them were expansion deals, some were new accounts, so there was a mix of both. You know, sometimes things outside of the deal decision get in the way of closing, you know, by the end of the quarter. So it's hard to characterize it other than, we're very satisfied those deals closed in October.

Samad Samana, Analyst, Jefferies LLC
Great, I appreciate you taking my questions and I'll hop back in the queue.

Operator
And our next question comes from Alex Zukin with RBC Capital Markets.

Alex Zukin, Analyst, RBC Capital Markets LLC
Hey guys, thanks for taking the question. So maybe just sticking with the theme of, of deferred revenue. Is it, or do these deals, did the billing slip or did the actual signing of the deal slip? The reason I ask is if I look at your current RPO, this sequential add of $14 million for the third quarter is pretty meaningfully below this time last year where it was $24 million. So just trying to understand it and maybe if you can just help quantify a little bit of the just seasonal tailwinds for 4Q deferred and how that flows through?

Marc Cabi, Vice President, Strategy and Head of Investor Relations
So, Alex. The same, since these were deals of larger variety, the same impact on billings also showed up in current RPO, which you just talked about. So those deals are closing in October, most of them have, and so that's kind of what I can say at this point. As far as seasonality, you know, Q4 is a heavy, large-deal quarter in terms of both mid-market and enterprise customers and we'll continue to try to execute against that mandate.

Alex Zukin, Analyst, RBC Capital Markets LLC
Perfect. And then maybe just in terms of the, of those deals, I guess is there anything, you know, were sales cycles lengthening, was that the inclusion of more products or any, any trend that you can highlight that, you know, you're confident that, that it's temporary trend or you've worked past that or you've identified something? Just any help there would be helpful.

Marc Cabi, Vice President, Strategy and Head of Investor Relations

So new customers is generally something to do with terms and conditions and, you know, making sure that all of the, those are tackled before a customer closes and is invoiced. With expansions, you know, I think those are just, you know, natural timing that happens from time to time, you know. And I don't have any common theme to cite here.

Alex Zukin, Analyst, RBC Capital Markets LLC
Got it. Thank you.

Operator

And our next question comes from Arjun Bhatia with William Blair.

Arjun Bhatia, Analyst, William Blair & Co. LLC
Hey guys, thanks for taking my questions. I maybe just wanted to start off with the partner channel and the partner strategy. I saw you announced a more formal partner program this quarter. Just, as you're thinking of building out the, the partner channel, you know, how are you thinking about maybe prioritizing the breadth of the channel in terms of getting as many partners signed on as possible versus maybe going deeper with a, with a handful of, a handful of partners and maybe even at the larger SI level?

Elena Gomez, Chief Financial Officer
So I'll start and you guys jump in. But I think you're absolutely right, it's not just about the number of partners but making sure that we understand the quality of the partners. So that's very much top of mind for Norm and Ricardo who run that business. We have already had experience with partners, as you know, implementation partners in the regions as well as a little bit of BPO. We are thinking bigger than that and obviously want to think about larger system integrators. But as you guys all know, with the partner ecosystem, it's a journey, it's not something, you know, that you can move the needle on in a couple of quarters, we're talking a couple of years, but there is definitely a strategy around not only what partners are bringing to us in terms of value, but then also how we treat partners. We have a tiered system, which was announced at our Relate conference or at our Showcase in San Francisco. So that's incredibly important and making sure we understand also the economics on both sides.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Operator, before we take the next question, I do want to just, I think when we read out the guidance, I just want to make sure it's clear. Our revenue guidance for the full year 2019 was raised to $813 to $815 million, which represents a 36% year-over-year growth. Our non-GAAP operating income for the full year - I think we gave you the quarterly number - is raised to $23 to $25 million, the quarter is $8 to $10 million, so apologies for that misstatement.

Operator
And our next question comes from Chris Merwin with Goldman Sachs.

Chris Merwin, Analyst, Goldman Sachs & Co. LLC
Okay, great, thanks very much. So maybe just a follow-up on that question about the partner program. I think you talked about 60% year-on-year growth - is that something, I mean, that can actually help with the international business to a degree? And, you know, I guess maybe more broadly, like what do you see some of the main catalysts that could actually spur a recovery in growth for that region? And I just have a follow-up. Thanks.

Elena Gomez, Chief Financial Officer
Yeah. Partners are already part of our regions and have been and I don't view that as only a regional thing. It's really a global investment including in the Americas. So I do believe that they will begin to have more meaningful impact over the next couple of years and that's the focus, and we've been making sure our investment supports that. So it's good healthy growth and I'm encouraged by the fact that partners are reaching out to us as well. So positive, all the way around.

Chris Merwin, Analyst, Goldman Sachs & Co. LLC
Yeah. And then maybe just one on Sunshine, you know, I think you mentioned in this shareholder letter that it's getting some, continues to get some really positive feedback from customers, but, you know, is there anything you can share about milestones for this product, you know, from either from customer count or I know you talked about potentially monetizing in 2020? But what are some of the main things you’re looking to see before you decide to pull that monetization lever? Thanks.

Mikkel Svane, CEO, Founder and Chair
So I think we launched an important extension of the Sunshine platform at our Showcase event in San Francisco with Sunshine Conversations, which is this whole API-first platform for developer conversational business and it's really, really exciting what you can do with that. And we really being at the forefront of customer experience this year. So it was important step for us and really getting that as part of the Sunshine story and getting it integrated well. You know, but beyond that, I just want to say Relate 2020 in Miami in March going to talk a lot about Sunshine and we're going to have a lot of interesting stuff to share.

Chris Merwin, Analyst, Goldman Sachs & Co. LLC
Okay, thank you.

Operator
And our next question comes from Stan Zlotsky with Morgan Stanley.

Stan Zlotsky, Analyst, Morgan Stanley & Co. LLC
Hi perfect, thank you so much guys for taking my question. Going back to the, to the numbers. If we look at your full-year guidance, the high end of your revenue guidance was bumped up by $4 million versus after Q2 you only bumped it up by $1 million, and I'm talking about specifically the high end of the revenue guidance range, which to me signifies that you're, you’re feeling pretty good about the full year and how Q4 is looking, because, you know, when you increase by just $1 million after Q2 versus $4 million now, those, those numbers matter, right? What gives you the confidence to bump up full-year guidance by that amount versus if we just look at just very pure billings which ticked down to about 25%-ish? What gives you the confidence for that, you know, raising your guidance by so much for the full year? And then I have a quick follow-up. Thank you.

Marc Cabi, Vice President, Strategy and Head of Investor Relations

I think there are three things, Stan. First, as Elena stated earlier, we had, you know, we managed through some of the things that we wanted to manage through in Q2 that we referred to around uneven performance. We're not done, there's more to be done there, but we have better visibility around the things we need to do. We're up leveling some of the positions that are coming open, like in EMEA with a sales leader and so forth. Second thing is, we have again closed some deals in early Q4 that would have been traditionally a Q3 deal. So we have obvious visibility there. And then, you know, we feel good about our opportunities both for this year and into 2020 around customer demand for our general product offering.

Stan Zlotsky, Analyst, Morgan Stanley & Co. LLC
Okay, very helpful. Thank you. And just going back to EMEA, and APAC, last quarter you mentioned that specifically within those geographies the weakness was around UK and Australia. Is that still where you are seeing some of those unevenness or has it maybe spread out beyond that or is it still kind of contained to those two countries? Thank you. That's it for me.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Yeah. Those are the two major countries we pointed out. And then after this quarter, we're probably not going to go country by country that much. But that said, we saw a nice recovery in Australia, one quarter does not make a trend, the UK stabilized. So what we want to do is continue to work internally to do and execute through any type of macroeconomic conditions presented to us.

Stan Zlotsky, Analyst, Morgan Stanley & Co. LLC
Got it. Thank you.

Operator
And our next question comes from Pat Walravens with JPMorgan.

Pat Walravens, Analyst, JMP Securities LLC
Oh, thank you. It’s JMP. Yeah, I know. Alright, so here's my question, Mikkel. So you talk about all the things we are doing to move upmarket. And my question is can you compete as effectively upmarket as you do in the SMB and don't you run into Salesforce a lot more upmarket and isn't, that isn't that a bad thing? So I'd love to understand how you think about it.

Mikkel Svane, CEO, Founder and Chair
So I don't think anything materially has changed about, like, how we compete, how well we are doing and who we're meeting in the market. We do see an overall trend that the values and the qualities that Zendesk is all about, the ease of use, the quickly up and running, the agility of the platform, the quick time to resolve. All of these things cater for a wider, wider audience that are increasingly, you know, urgent in keeping up with customer expectations. They know they need agility from their platforms. And that is exactly what we provide them with and the Sunshine platform is even, you know, stressing that concept even more because it's so familiar for a lot of our customers that they feel very comfortable about the agility of that platform. So we are very confident about both our current and especially our future competitive muscles in the enterprise region.

Pat Walravens, Analyst, JMP Securities LLC
Alright, great, thank you.

Operator
And our next question comes from Derrick Wood with Cowen and Company.

Derrick Wood, Analyst, Cowen and Company
Great, thanks. So, you touched on it a little bit, but just, you know, last quarter you talked about macro and kind of internal execution and what I'm hearing this quarter on the macro is, it is what it is, internal execution, there's things that you can do to improve it. And I'm just trying to get a sense for, you know it sounds like maybe there is new leadership and is there any other color you can give in terms of what initiatives you're trying to do and, and lifting up the execution and maybe just a sense for, you know, how long you think that will take to have an impact on the business? And then I have a follow-up.

Elena Gomez, Chief Financial Officer
Yeah, I mean I think the key for us is, is getting in the right leadership and in terms of operationally, I think we need to make sure we're on top of our hiring. And at times in markets hiring cannot be as fast as you want it, but at the highest level, I think we need to focus on it. And we have been and have had really good results with that, so, but hiring and bringing in new leadership does take time so I don't want to assume that that's going to have an impact right away. Is it a quarter or two? You know, that’s what we're going to figure out, but our hope is that we begin to see some traction in those countries where we have uneven performance as early as Q4 and into Q1 and our focus right now frankly is to start strong, in 2020.

Derrick Wood, Analyst, Cowen and Company
Okay. And then I guess on the macro side, now that you've had a little bit more time to digest, I mean any other detail to give in terms of what behavioral changes you're seeing internationally and whether it's more just about, kind of, longer sales cycles for expansion or, you know, if anything’s going to change competitively? Thank you.

Elena Gomez, Chief Financial Officer
Yeah, I mean it's hard to put a specific theme on any of this because, you know, we're, we’re focused a lot on our internal execution. That said, you know, is the tone of 2019 different than the tone of 2018? Absolutely, but it's not going to preclude us from focusing on strong execution regardless of the macro around us. And so...

Operator
And our next question comes from Tom Roderick with Stifel.

Jeffrey Parker Lane, Analyst, Stifel, Nicolaus & Co., Inc.
Hi, it's actually Parker Lane in for Tom. Thanks for taking my question. I was wondering if you could give us a stronger sense in the composition of the 5,000 plus Suite customers you have in the fold today. Just in terms of what percentage of those customers have come from the existing base so far versus net new customers that have just started at Zendesk?

Operator
Okay, one moment. Tom, just one moment.

(Technical Difficulty)

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Operator, can you hear us now?

Operator
Yes, we can hear you now.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Sorry for the difficulty, we are dropping our line. So, Derrick, I'm not sure how much of that answer you heard from Elena. But just quickly, just to recap, I am not sure where we dropped off but it's very difficult to kind of have one single answer for your, for your question, but we're working very hard to kind of go through Q4 and continue to improve on execution and have a strong start in 2020.

Operator, we'll take the next question.

Operator
Okay. And our next question comes from Tom Roderick with Stifel.

Jeffrey Parker Lane, Analyst, Stifel, Nicolaus & Co., Inc.
Hi, it's actually Parker Lane in for Tom. So I was wondering if you could give us a sense of the 5,000 Suite customers you have today. What percentage of those came from the existing installed base versus net new customers that have been attracted Zendesk from the combined offering? Thanks.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
I need you to re-ask that question, please. I was distracted for a second. Sorry.

Mikkel Svane, CEO, Founder and Chair
So the question is how many of the Suite customers came from current customers versus new customers.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
We have a higher mix of new customers in Suite than our traditional business does. You know, generally we're kind of at a 25%, 30% new customers and Suite actually has a higher new customer rate in its mix.

Jeffrey Parker Lane, Analyst, Stifel, Nicolaus & Co., Inc.
Got it. And in terms of the Gather products you just offered, how much of that is a play at the lower end, the velocity part of the business today versus the enterprise portion of the business and what is the initial demand just look like right now?

Mikkel Svane, CEO, Founder and Chair
So we know that there is a lot of, like, empowering your community to help each other, empowering your users and your customers to help each other without necessarily having to reach out to you as a brand is a, is a bigger and bigger and more and more important part of companies’ strategies today. Like, if you look at your own behavior that's typically how you find solutions to your most common problem is to ask fellow users, fellow customers out there. That's how I use the Internet a lot. So it’s part, it’s becoming more and more part of the part of the ingredients in managing your, your customer base and their questions. Like, there’s feature-wise, we can definitely go deeper on some of the more advanced kind of enterprise stuff with the current version and you will see more of that stuff coming along, but, like, the product as it is right now caters for, I would say, a relatively big part of this segment, we are in right now. Did that answer your question?

Jeffrey Parker Lane, Analyst, Stifel, Nicolaus & Co., Inc.
Yeah, that did. Thank you.

Mikkel Svane, CEO, Founder and Chair
Thank you.

Operator
And our next question comes from Koji Ikeda with Oppenheimer.

Koji Ikeda, Analyst, Oppenheimer & Co., Inc.
Thanks for taking my question guys. I have two questions on the Sunshine platform. It sounds like there's a lot of early interest and traction from customers and prospects, which is really great and I guess the question is, has the introduction of Conversations earlier this month helped increase the momentum out there for the Sunshine platform? And then the second question is around profiles and events. I believe those two products are still in early access. So what is the right way to think about how profiles and events are progressing and maybe if you could, could you talk about the roles and process for customers for past products from beta and early access to generally available to get a better understanding on how the rollout for profiles and events could shape out? Thank you.

Mikkel Svane, CEO, Founder and Chair
Sure. So as I said before, you're going to hear a lot more about Sunshine at our event under the sun in Miami in March next year. We are very excited to talk about that. Like, Sunshine Conversations is one of the elements that we bring to the platform that just like, that broadens the scope and how you can think about the platform and the types of needs it can solve for you. So it, it has definitely put more attention on the platform and is solidifying the story about it so that we can build much more comfort with our customers around it. We do like, those of our customers that are working with some of the elements in the Sunshine platform that are still developing are typically customers that understand that premise very well and understand that things are still moving. We are working very closely with them and they appreciate kind of how they get access to a lot of these things very early on and can do some really interesting stuff. They're really interested in kind of the advantage and the time to market that that gives them. For other customers, of course, like, they're not super-duper comfortable about moving or working on stuff that is progressing quickly, but we kind of make that trade-off very visible to all our customers. And again, like Sunshine, like we first announced Sunshine like a year ago. We are very excited about it and can talk much more about it in in March next year under the sun in Miami.

Koji Ikeda, Analyst, Oppenheimer & Co., Inc.
Great, thank you for that. And if I could, one follow-up. I did notice a blog post about a security breach a month ago. I mean is there any update on that? Was that resolved? And I guess the real question is what does that have any negative impact on selling or customer retention? Thank you for taking my questions.

Mikkel Svane, CEO, Founder and Chair
I think Marc has some details around kind of the customer communications here. We have been in touch with all the customers that were directly affected about it and have presented them with all the findings along the way as we have also been working with the relevant authorities as part of this bigger investigation that it is. Like, we feel terrible for these things. They happen. And, you know, our commitment to our customers is that they understand that we take full ownership for this and, like, are doing everything we possibly can to turn every stone and give them the fullest possible picture. It is something that happened, you know, more than three years ago.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Correct.

Mikkel Svane, CEO, Founder and Chair
It's of course something that happened when Zendesk was in a very different state of security than we are today. And also have been working with our key customers about walking them through just the development that has happened inside of the company and with our security profile over those three years have been a big important part of it. And we really appreciate, kind of the trust our customers have shown in us and have, you know, come together, also, to share their practices and a lot of them, we have learned from the same way that a lot of them have learned from us.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
And I’ll say is that from a blog point of view, the blog is the best location. That is a live blog. So as we do get updates through this process, we will be updating that blog site around this, but we do believe that we have communicated with every customer that had potential impact. And again, transparency has been very important to us through this process.

Mikkel Svane, CEO, Founder and Chair
Yeah. Yep.

Koji Ikeda, Analyst, Oppenheimer & Co., Inc.
Thanks for taking my questions.

Operator
And our next question comes from Brad Sills with Bank of America Merrill Lynch.

Brad Sills, Analyst, Bank of America Merrill Lynch
Oh great, thanks guys. Wanted to ask one also on the global SI channel. I know it's early, but, you know, any color you can provide on what you're working with, Accenture, Wipro and some of these global SIs on in developing, you know, the pipeline? Is this more around Sunshine or is it some of these bigger expansion deals? I'm sure, you know, it's that plus new, all the above, but any color on that and when you might expect that to contribute?

Marc Cabi, Vice President, Strategy and Head of Investor Relations
So I think, you know, the partner development around the GSI's is still what I consider in its early days with lots of good opportunities being developed. The availability of our platform I think really expands partners’ opportunity to work with Zendesk. So that's kind of what we're targeting. I think there'll be a big part of our Relate conversation in March. What I do have is a list of the next layer of partners that have already done work with us. And when you look in Europe, when you look in Asia, and in LATAM, we have a fairly good presence of those next layer of partners already doing business with us and I think that will translate into the Accentures of the world as we continue to expand our capabilities around platform.

Brad Sills, Analyst, Bank of America Merrill Lynch
Alright. Thanks, Marc. And then one more if I may on Sunshine. Any use cases or, or applications, verticals, any color you can provide on where you're seeing some early traction there? Thanks so much.

Mikkel Svane, CEO, Founder and Chair
Yeah. Again, I want to say we look forward to talking a lot more about Sunshine at our event under the sun in Miami. But we do have, I think we already have, we shared a few good stories.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Yeah, I think the shareholder letter covers the early stories. You know, as we create more capabilities around events in addition to objects I think there will be much more excitement around it. And that's right around the quarter.

Mikkel Svane, CEO, Founder and Chair
Yeah. Yeah. Yeah.

Brad Sills, Analyst, Bank of America Merrill Lynch
Great, thanks guys.

Operator
And our next question comes from Steve Koenig with Wedbush Securities.

Steve Koenig, Analyst, Wedbush Securities, Inc.
Hi Zendesk. Hey, thanks for taking my questions. Maybe one quick one and then a follow-up. The slipped deals, can you give us any color on where they, where were they concentrated in terms of geography?

Marc Cabi, Vice President, Strategy and Head of Investor Relations
You know they were actually across in many of the different geographies. I'd say that the ones that kind of stick out to me were Americas, but I think there were a couple in Europe as well. LATAM performed extremely well. I didn't see anything slip there.

Steve Koenig, Analyst, Wedbush Securities, Inc.
Got it, okay. Thanks, Marc. And then just for the follow-up here. Maybe it would be great if you can give me some color on your sales capacity additions. You know, maybe not so much the EMEA that you talked a little bit about, but kind of your rank and file sales capacity. How do you balance enterprise versus SMB and how are you making sure you maintain focus on SMB as you grow the enterprise mix and drive cross-sell in that SMB market because you have a lot of products you can bring to bear in SMB?

Elena Gomez, Chief Financial Officer
Yeah, no that’s definitely at the forefront of our planning, very long, planning process, but at the highest altitude we're always looking for overall improving of our cost of acquisition. So it's not only what you put on the street per sales capacity, but also the marketing and pipeline that's generated from that so you kind of have to look at the whole thing, but we're always constantly balancing if we can make the SMB segment more efficient it allows us to invest, obviously upmarket. And there is that healthy tension in the organization about, let's just make sure we're not over rotating any one segment because we view them both as really important. And one, as you know, is a very predictable revenue stream and the other one is a bit more lumpy, but our investments have to support growth in both.

Steve Koenig, Analyst, Wedbush Securities, Inc.
Yeah Elena. Just quickly, any changes in retention rates or differences? I mean SMB in general in software has a, has a lower retention rate, but any, any changes in your trends?

Elena Gomez, Chief Financial Officer
No, not really. I mean I'm really encouraged that since I've been here and actually even before I got here our churn and contraction rates have remained relatively steady within a band. On occasion, we'll see some quarters that do a little bit better because we have some save programs and so on but nothing that's moving the needle that's concerning at all.

Steve Koenig, Analyst, Wedbush Securities, Inc.
Got it. Great, thank you very much.

Elena Gomez, Chief Financial Officer
Sure.

Operator
And our next question comes from Jeff Van Rhee with Craig-Hallum.

Jeff Van Rhee, Analyst, Craig-Hallum Capital Group LLC
Great, thanks. Thanks for taking my questions. Couple from me. Just briefly, I want to jump back to the push outs if I could for a second. In North America, have you seen anything like this before to give you conviction, confidence that it's not the start of a trend? I'm sure you’re taking a close look at the ones that have pushed and just, I guess two questions: have you seen anything like that before and what gives you conviction that it's not part of a broader trend?

Marc Cabi, Vice President, Strategy and Head of Investor Relations
So we've always mentioned that these larger deals, timing is always something difficult to predict sometimes. And we've seen this throughout our history. As we move upmarket, we're still establishing the patterns of both landing and closing larger deals. And this is not that different. This quarter, there happened to be a few of them at the same time that did close in October. So I think from a timing perspective, one of the reasons we provide the guidance the way we do is to protect ourselves against those kind of factors.

Jeff Van Rhee, Analyst, Craig-Hallum Capital Group LLC
Okay. And then on the customer count, maybe just the 15% year-over-year growth in total customers contrasted with the number of customers for dollar based net expansion being down 3%. I think you had suggested the dollar based net number was a better proxy, if I recall, for uniques. And I know there's some variables in there with the, with the Suite and other things distort that, but can you just touch on the discrepancy between those two numbers in which is the better read?

Marc Cabi, Vice President, Strategy and Head of Investor Relations
So the dollar based net expansion is kind of more of a unique logo view than the customer count there. And that does reflect, if you recall over the last few quarters we've talked about at the very low end of our Chat business, that we have attrition in that customer base and that's reflected in the net logo count for you.

Jeff Van Rhee, Analyst, Craig-Hallum Capital Group LLC
Okay. And then I guess just lastly, realizing I guess we've got the commentary about the ‘20 guide being that you're comfortable with $1 billion model. With the deferred, with the billings numbers and the RPO deceleration, is there any chance you could give us a little finer point around that? I mean the consensus is at 1.06 - might you go out and say that you're at least comfortable with the consensus?

Elena Gomez, Chief Financial Officer
We're not going to guide to 2020. I know people are eager for that, but we'll comment on that in 90 days.

Jeff Van Rhee, Analyst, Craig-Hallum Capital Group LLC
Okay.

Operator
And our next question comes from Jennifer Lowe with UBS.

Jennifer Lowe, Analyst, UBS Securities LLC
Great, thank you. I know there's already been a bunch of questions on this so I don't want to belabor it, but, you know, just looking at what we talked about 90 days ago regarding execution versus macro, it seems like there the mindset was ‘we think its execution, we're going to explore before we really figure out what's going on there’. Now it seems a little bit more of a waiting on macro and adjusting how you execute for the macro, but I guess I just want to be crisp as you think about what you've discovered over the past 90 days. How do you sort of parse out what's macro versus execution? And is it missed execution or you just need to change how you execute to adapt to a new macro-economic backdrop?

Elena Gomez, Chief Financial Officer
So I'm not going to comment on what is percentage is macro and what percentage is execution. It's not productive for us, but I think the most important thing we can control is our internal execution. We need to do better. We need to focus on our regional leadership. We need to make sure we have hiring in place and most importantly, we need to make sure we start 2020 strong and have the capacity and leadership in place to get started with a strong 2020 start of the year.

Jennifer Lowe, Analyst, UBS Securities LLC
And maybe just to finish that out. So if I look at, you know, Australia being one of the countries that was called out last quarter. In Australia you have a company like Atlassian which does something very different than Zendesk but maybe not as different with Jira Service Desk. I'm just curious if there's anything new competitively you're seeing there or if this is purely sort of within your control. I mean, I guess competition is within your control too, but is there a competitive element that you, that you discovered there?

Marc Cabi, Vice President, Strategy and Head of Investor Relations
No, when we are doing research in Q2, we identified that, you know, Australia has a large trading pattern with China. So, but what's interesting is that in Q3, again, one quarter doesn't make a trend, but we saw a nice recovery in Australia. So I think, you know, there are a combination of factors in any one country. It's really hard for us to talk about any one country when we have 160 to monitor, but, you know, for the purpose of transparency last quarter we did highlight those because, you know, again that uneven performance wasn’t region-wide, it was country-specific. You know, in the future, you know, we’ll probably refine how we disclose that, but, and when it warrants, we will be transparent as we can be with you guys.

Jennifer Lowe, Analyst, UBS Securities LLC
Great, thank you.

Operator
And there are no further questions at this time. I will now turn the conference back over to Mr. Marc Cabi.

Marc Cabi, Vice President, Strategy and Head of Investor Relations
Thank you, Kavita. Again I'd like to thank everyone for joining us today for our third-quarter conference call and we look forward to speaking with you at year-end after we close our Q4 in February. Thank you so much.